EXHIBIT 99.1

Franchise Group, Inc. Announces Fiscal 2021 First Quarter Financial Results

  INCREASES ANNUAL GUIDANCE

ORLANDO, Fla., May 06, 2021 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group” or the “Company”) today announced the financial results of its fiscal 2021 first quarter. For the first quarter of fiscal 2021, total reported revenue for Franchise Group was $621.3 million, net loss from continuing operations was $(28.3) million or $(0.76) per share, Adjusted EBITDA was $79.2 million and Non-GAAP EPS was $0.90 per share. As previously disclosed, on February 21, 2021, the Company entered into a purchase agreement whereby Liberty Tax is expected to become part of NextPoint Acquisition Corp.’s diversified financial services platform and as such the financial position and results of operations of the Company's Liberty Tax segment are presented as discontinued operations and have been excluded from the Company’s first quarter results. Total cash was $164.9 million and outstanding debt at the end of the first quarter of fiscal 2021 was $1.3 billion.

Brian Kahn, Franchise Group’s President and CEO stated, “Our management teams, associates, and franchisees have continued their momentum into 2021. Our franchising teams have had an exceptionally strong start to the year, adding 90 new franchise locations and area development agreements to date.  I am pleased that our businesses are proving to be stronger together as we exceeded our overall financial expectations for Franchise Group and are raising our expectations for the full year.”

The Company has four reportable segments: American Freight; The Vitamin Shoppe; Pet Supplies Plus and Buddy’s.  The following table summarizes Revenue, Net Income/(Loss), and Adjusted EBITDA for each of these segments.  A reconciliation of Adjusted EBITDA to Net Income/(Loss), the most comparable GAAP measure, is included below under “Non-GAAP Financial Measures and Key Metrics.”

	For the Three Months
	Ended March 27, 2021
		Adjusted	Net
	Revenue	EBITDA	Income/(Loss)

	(In thousands)
American Freight	$258,517	$30,611	$13,909
Vitamin Shoppe	294,739	40,516	30,345
Pet Supplies Plus	51,309	4,754	(5,184)
Buddy's	16,780	5,238	3,011
Corporate	-	(1,954)	(70,415)
Total	$621,345	$79,165	$(28,334)

Outlook

Franchise Group is increasing its Adjusted EBITDA guidance from over $310 million to over $315 million and Non-GAAP EPS guidance from at least $3.25 to at least $3.35 while maintaining its prior guidance of revenue of $3.0 - $3.1 billion. In calculating EPS, the Company is using approximately 40 million weighted average shares outstanding. Non-GAAP EPS is calculated by adding the tax effected impact of adjustments to EBITDA to net income on a per share basis. In calculating Non-GAAP EPS, the Company is currently using an effective tax rate of 18.7% although actual cash taxes are expected to be minimal in fiscal 2021.

The Company does not provide quantitative reconciliation of forward-looking, Non-GAAP financial measures such as forecasted Adjusted EBITDA or Non-GAAP EPS to the most directly comparable GAAP financial measures because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have significant impact on such calculations, and providing them may imply a degree of precision that would be confusing or potentially misleading. Estimates exclude potential acquisitions, divestitures or refranchising activities. See “Non-GAAP Financial Measures and Key Metrics.”

Conference Call Information
Franchise Group will conduct a conference call on May 6th at 4:30 P.M. ET to discuss its business, review financial results for the first quarter of 2021 and discuss its outlook for the remainder of fiscal 2021. A real-time webcast of the conference call will be available on the Events page of Franchise Group’s website at www.franchisegrp.com. The conference call can also be accessed live via telephone at (888) 771-4371. The passcode is 50145213. Please dial in 5-10 minutes prior to the scheduled start time.

About Franchise Group, Inc.
Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophies to generate strong cash flow for its stockholders. Franchise Group’s business lines include Pet Supplies Plus, American Freight, The Vitamin Shoppe, Buddy’s Home Furnishings, and Liberty Tax Service. On a combined basis, Franchise Group currently operates over 4,600 locations predominantly located in the U.S. and Canada that are either Company-run or operated pursuant to franchising agreements.

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

(In thousands, except share count and per share data)	March 27, 2021	December 26, 2020
Assets	(Unaudited)	(Unaudited)
Current assets:
Cash and cash equivalents	$164,858	$148,780
Current receivables, net	88,263	67,335
Inventories, net	447,811	302,307
Current assets held for sale	138,319	43,023
Other current assets	22,357	13,997
Total current assets	861,608	575,442
Property, equipment, and software, net	212,983	135,872
Non-current receivables, net	11,706	12,800
Goodwill	786,685	448,258
Intangible assets, net	314,413	109,892
Operating lease right-of-use assets	659,482	502,104
Non-current assets held for sale	-	55,116
Other non-current assets	15,060	8,428
Total assets	$2,861,937	$1,847,912
Liabilities and Stockholders Equity
Current liabilities:
Current installments of long-term obligations	$12,014	$104,053
Current operating lease liabilities	155,949	127,032
Accounts payable and accrued expenses	338,450	252,389
Current liabilities held for sale	47,515	40,576
Other current liabilities	37,635	25,174
Total current liabilities	591,563	549,224
Long-term obligations, excluding current installments	1,243,132	466,944
Non-current operating lease liabilities	517,573	402,276
Non-current liabilities held for sale	-	8,779
Other non-current liabilities	46,209	35,522
Total liabilities	2,398,477	1,462,745

Stockholders equity:
Common stock, $0.01 par value per share, 180,000,000 and 180,000,000 shares authorized, 40,157,102 and 40,092,260 shares issued and outstanding at March 27, 2021 and December 26, 2020, respectively	402	401
Preferred stock, $0.01 par value per share, 20,000,000 and 20,000,000 shares authorized, 4,541,125 and 1,250,000 shares issued and outstanding at March 27, 2021 and December 26, 2020, respectively	45	13
Additional paid-in capital	464,106	382,383
Accumulated other comprehensive loss, net of taxes	(1,112)	(1,399)
Retained earnings	19	3,769
Total equity attributable to Franchise Group, Inc.	463,460	385,167
Non-controlling interest	-	-
Total equity	463,460	385,167
Total liabilities and equity	$2,861,937	$1,847,912

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended
(In thousands, except share count and per share data)	March 27, 2021	March 28, 2020
	(Unaudited)	(Unaudited)
Revenues:
Product	$583,816	$473,505
Service and other	28,576	13,022
Rental	8,953	16,420
Total revenues	621,345	502,947
Operating expenses:
Cost of revenue:
Product	339,414	287,818
Service and other	405	756
Rental	3,005	5,942
Total cost of revenue	342,824	294,516
Selling, general, and administrative expenses	225,545	211,276
Total operating expenses	568,369	505,792
Income (loss) from operations	52,976	(2,845)
Other expense:
Other	(36,726)	(4,021)
Interest expense, net	(47,435)	(24,511)
(Loss) before income taxes	(31,185)	(31,377)
Income tax expense (benefit)	(2,851)	(55,921)
Income (loss) from continuing operations	(28,334)	24,544
Income from discontinued operations, net of tax	42,147	37,354
Net Income	13,813	61,898
Less: Net (income) attributable to non-controlling interest	-	(2,359)
Net income attributable to Franchise Group, Inc.	$13,813	$59,539

Amounts attributable to Franchise Group, Inc.:
Net income (loss) from continuing operations	$(28,334)	$33,984
Net income from discontinued operations	42,147	25,555
Net income attributable to Franchise Group, Inc.	$13,813	$59,539

Basic earnings (loss) per share:
Continuing operations	$(0.76)	$1.45
Discontinued operations	1.05	1.09
Total basic earnings per share	$0.29	$2.54

Diluted earnings (loss) per share:
Continuing operations	$(0.76)	$1.43
Discontinued operations	1.05	1.08
Total diluted earnings per share	$0.29	$2.51

Weighted-average shares outstanding:
Basic	40,110,084	23,373,980
Diluted	40,110,084	23,693,035

FRANCHISE GROUP, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Three Months Ended
(In thousands)	March 27, 2021	March 28, 2020
	(Unaudited)	(Unaudited)
Operating Activities
Net income	$13,813	$61,898
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	710	1,672
Depreciation, amortization and impairment charges	14,176	15,927
Amortization of deferred financing costs	30,973	11,744
Loss on disposal of fixed assets	(62)	-
Stock-based compensation expense - equity awards	2,550	2,485
(Gain) on bargain purchases and sales of Company-owned offices	(623)	(808)
Equity in loss of affiliate	-	88
Deferred income taxes	-	5,010
Prepayment penalty for early debt extinguishment	36,726	-
Change in
Accounts, notes, and interest receivable	(7,648)	(10,203)
Income taxes receivable	(1,032)	(51,857)
Other assets	(6,271)	(2,364)
Accounts payable and accrued expenses	8,718	41,921
Inventory	(20,454)	40,066
Deferred revenue	4,175	189
Net cash provided by operating activities	75,751	115,768
Investing Activities
Issuance of operating loans to franchisees and area developers	(17,058)	(28,212)
Payments received on operating loans to franchisees and area developers	21,644	47,800
Purchases of Company-owned offices, area developer rights, and acquired customer lists	(132)	(2,251)
Proceeds from sale of Company-owned offices and area developer rights	277	950
Acquisition of business, net of cash and restricted cash acquired	(463,753)	(357,263)
Purchases of property, equipment, and software	(11,535)	(6,184)
Net cash (used in) investing activities	(470,557)	(345,160)
Financing Activities
Proceeds from the exercise of stock options	25	-
Dividends paid	(15,620)	(3,943)
Non-controlling interest distribution	-	(2,358)
Repayment of other long-term obligations	(769,791)	(370,503)
Borrowings under revolving credit facility	6,724	142,000
Repayments under revolving credit facility	(84,874)	(79,260)
Issuance of common stock	-	80,682
Issuance of preferred stock	79,541	-
Payment for debt issue costs and original issuance discounts	(50,764)	(14,408)
Prepayment penalty for early debt extinguishment	(36,726)	-
Issuance of debt	1,300,000	586,000
Cash paid for taxes on exercises/vesting of stock-based compensation	(361)	(36)
Net cash provided by financing activities	428,154	338,174
Effect of exchange rate changes on cash, net	56	(1,335)
Net increase in cash equivalents and restricted cash	33,404	107,447
Cash, cash equivalents and restricted cash at beginning of year	151,502	45,146
Cash, cash equivalents and restricted cash at end of year	$184,906	$152,593
Supplemental Cash Flow Disclosure
Cash paid for taxes, net of refunds	$65	$466
Cash paid for interest	$39,730	$15,332
Accrued capital expenditures	$3,019	$4,061
Deferred financing costs from issuance of common stock	$-	$31,013
Share issuance proceeds included in accounts receivable	$-	$11,385
Tax receivable agreement included in other long-term liabilities	$16,775	$7,449

Non-GAAP Financial Measures and Key Metrics
Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS are financial measures that are not prepared in accordance with GAAP. Management believes the presentation of these measures is useful to investors as supplemental measures in evaluating the aggregate performance of our operating businesses and in comparing our results from period to period because they exclude items that we do not believe are reflective of our core or ongoing operating results. These measures are used by our management to evaluate performance and make resource allocation decisions each period. These metrics are also used in the determination of executive management's compensation. Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP EPS should not be considered in isolation or as a substitute for net income or other income statement information prepared in accordance with GAAP and our presentation of these non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Management defines and calculates Adjusted EBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization adjusted for certain non-core or non-operational items related to executive severance and related costs, stock-based compensation, shareholder litigation costs, corporate governance costs, accrued judgments and settlements, net of estimated revenue, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization and prepayment penalty on early debt repayment. Adjusted EBITDA is a financial measure that is not prepared in accordance with GAAP.

Management defines and calculates Non-GAAP Net Income and Non-GAAP EPS as net income (loss) and net income (loss) per diluted share from continuing operations adjusted for non-core or non-operational items related to executive severance and related costs, stock-based compensation, non-cash executive compensation expense, shareholder litigation costs, prepayment penalty on early debt repayment, non-cash amortization of debt issuance costs, store closures, rebranding costs, acquisition costs, inventory fair value step up amortization, and amortization of acquired intangible assets. Although amortization of acquired intangible assets is excluded from these non-GAAP measures, it is important for investors to understand that such intangible assets support revenue generation. Management excludes amortization of intangible assets because these are non-cash amounts for which the amount and frequency are significantly impacted by the timing and size of our acquisitions, which vary from period to periods and across companies. The tax effect on the related non-GAAP adjustments was calculated based on an estimated annual non-GAAP effective tax rate of 18.7%.

Reconciliation of Adjusted EBITDA
Below are reconciliations of Net Income/(Loss) from continuing operations to Adjusted EBITDA for the three months ended March 27, 2021.

	For the Three Months Ended March 27, 2021
($ In thousands)	Buddy's	Pet Supplies Plus	American Freight	Vitamin Shoppe	Corporate	Total
Net income (loss) from continuing operations	$3,011	$(5,184)	$13,909	$30,345	$(70,415)	$(28,334)
Add back:	-	-	-	-	-	-
Interest expense	1,262	1,011	11,221	2,927	31,014	47,435
Income tax expense (benefit)	-	4	-	3	(2,857)	(2,851)
Depreciation and amortization charges	895	1,431	1,890	7,242	0	11,458
Total Adjustments	2,157	2,446	13,111	10,172	28,157	56,042
EBITDA	5,168	(2,739)	27,020	40,516	(42,258)	27,708
Adjustments to EBITDA	-	-	-	-	-	-
Executive severance and related costs	-	11	-	-	-	11
Stock based compensation	70	-	-	-	2,366	2,436
Long-term executive compensation expense	-	-	499	-	-	499
Shareholder litigation costs	-	-	-	-	89	89
Prepayment penalty on early debt repayment	-	-	-	-	36,726	36,726
Store closures / Related Costs	-	-	222	-	-	222
Rebranding costs	-	-	17	-	-	17
Acquisition costs	-	4,812	117	-	1	4,930
Divestiture costs	-	-	-	-	342	342
Compliance costs	-	-	-	-	779	779
Integration / Related Costs	-	369	2,737	-	-	3,106
Inventory fair value step up amortization	-	2,300	-	-	-	2,300
Total Adjustments to EBITDA	70	7,492	3,591	-	40,303	51,457
Adjusted EBITDA	$5,238	$4,754	$30,611	$40,516	$(1,954)	$79,165

Reconciliation of Non-GAAP Net Income and EPS
Below are reconciliations of Net Income/(Loss) from continuing operations to Non-GAAP Net Income and Net Income/(Loss) from continuing operations per diluted share to Non-GAAP EPS for the three months ended March 27, 2021.

	For the Three Months Ended
($ In thousands except share count and per share data)	March 27, 2021
Net income (loss) from continuing operations / Net income (loss) from continuing operations per diluted share	$(28,334)		$(0.71)
Less: Preferred dividend declared	(2,129)		(0.05)
Adjusted Net Income available to Common Stockholder	(30,463)		(0.76)
Add back:
Executive severance and related costs	11		0.00
Stock based compensation	2,436		0.06
Long-term executive compensation expense	499		0.01
Shareholder litigation costs	89		0.00
Prepayment penalty on early debt repayment	36,726		0.90
Store closures / Related Costs	222		0.01
Rebranding costs	17		0.00
Acquisition costs	4,930		0.12
Divestiture costs	342		0.01
Compliance costs	779		0.02
Integration / Related Costs	3,106		0.08
Inventory fair value step up amortization	2,300		0.06
Adjustments to EBITDA	51,457	-	1.26
Non-cash amortization of debt issuance costs	30,973		0.76
Amortization of acquisition-related intangibles	1,279		0.03
Tax impact	(15,654)		(0.38)
Impact of diluted share count assuming non-GAAP net income	-		(0.01)
Total Adjustments to Net income (loss) from continuing operations	68,055		1.65
Non-GAAP Net Income from continuing operations / Non-GAAP EPS from continuing operations	$37,592		$0.90
Basic weighted average shares			40,110,084
Non-GAAP diluted weighted average shares outstanding			40,818,921

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements may include statements regarding the Company’s results of operation and financial condition, its performance during the COVID-19 pandemic, and its strategy and outlook for fiscal 2021. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. The Company refers you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Form 10-K for the fiscal year ended December 26, 2020, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Andrew F. Kaminsky
EVP & Chief Administrative Officer
Franchise Group, Inc.
akaminsky@franchisegrp.com
(914) 939-5161